SCHEDULE 14A
                          (Rule 14a-101)

              INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the
                  Securities Exchange Act of 1934

Filed by the registrant |X|

Filed by a party other than the registrant  |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement    |_|Confidential,  For  Use of
                                       the Commission Only (as
                                       permitted  by Rule
                                       14a-6(e)(2))
|X|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     DATASTREAM SYSTEMS, INC.
-------------------------------------------------------------------
         (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the
                            Registrant)

Payment of filing fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee    computed    on   table   below   per    Exchange    Act
Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------
    (2) Aggregate number of securities to which transactions
        applies:
-------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
-------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------
    (5) Total fee paid:
-------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
-------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------
(3)   Filing Party:
-------------------------------------------------------------------
(4)   Date Filed:
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
(LOGO OF DATASTREAM SYSTEMS, INC. APPEARS HERE)


                     DATASTREAM SYSTEMS, INC.
                        50 Datastream Plaza
                 Greenville, South Carolina 29605
                          (864) 422-5001

                                                       May 12, 1998



Dear Stockholder:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Datastream Systems, Inc., which will be held at 2:00 p.m. on Friday, June 12, 1998 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina 29607.

      The principal business of the meeting will be to: (i) elect two directors to Class II of the Company's Board of Directors, to serve a three-year term expiring in the year 2001; (ii) to consider approval of a proposal to adopt the Datastream Systems, Inc. 1998 Stock Option Plan; and (iii) to transact such other business as may properly come before the meeting. During the meeting, we will also review the results of the past fiscal year and report on significant aspects of our operations during the first quarter of fiscal 1998.

      Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card in the postage prepaid envelope provided so that your shares will be voted at the meeting. If you decide to attend the meeting, you may, of course, revoke your proxy and personally cast your votes.

                               Sincerely yours,



                               /s/  Larry G. Blackwell

                               Larry G. Blackwell
                               Chairman, President and Chief
                                 Executive Officer

                     DATASTREAM SYSTEMS, INC.
                        50 Datastream Plaza
                 Greenville, South Carolina 29605

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The 1998 Annual Meeting of Stockholders of Datastream Systems, Inc. will be held at 2:00 p.m. on Friday, June 12, 1998 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina 29607. The meeting is called for the following purposes:

      (1) To elect two directors to Class II of the Company's Board of Directors, to serve a three-year term expiring in the year 2001;

      (2)   To  consider  approval  of  a   proposal  to  adopt the
           Datastream Systems, Inc.  1998  Stock  Option  Plan; and

      (3) To transact such other business as may properly come before the meeting.

      The Board of Directors has fixed the close of business on April 28, 1998 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

                               By Order of the Board of Directors,



                               /s/  Larry G. Blackwell

                               Larry G. Blackwell
                               Chairman, President and Chief
                                 Executive Officer

Greenville, South Carolina
May 12, 1998

      IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE
    REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY
           CARD SO THAT YOUR SHARES WILL BE REPRESENTED.

                     DATASTREAM SYSTEMS, INC.
                        50 Datastream Plaza
                 Greenville, South Carolina 29605


                         PROXY STATEMENT

      This Proxy Statement is furnished by and on behalf of the Board of Directors of Datastream Systems, Inc. (the "Company") in connection with the solicitation of proxies for use at the 1998 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. on Friday, June 12, 1998 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina 29607, and at any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed proxy card will be first mailed on or about May 12, 1998 to the Company's stockholders of record on the Record Date, as defined below.

     THE BOARD OF DIRECTORS URGES YOU TO MARK, SIGN, DATE AND
           RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE
                    PREPAID ENVELOPE PROVIDED.

                      SHARES ENTITLED TO VOTE

      Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Unless contrary instructions are specified, if the enclosed proxy card is executed and returned (and not revoked) prior to the Annual Meeting, the shares of common stock, $.01 par value per share (the "Common Stock"), of the Company represented thereby will be voted (i) FOR the election as directors of the nominees listed in this Proxy
Statement  and (ii) FOR the  adoption  of the  Datastream  Systems,
Inc. 1998 Stock Option Plan (the "Stock Option Plan"), as described herein. The submission of a signed proxy will not affect a stockholder's right to attend and to vote in person at the Annual Meeting. A stockholder who executes a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either a written revocation or an executed proxy bearing a later date or by attending and voting in person at the Annual Meeting.

      Only holders of record of Common Stock as of the close of business on April 28, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 18,822,594 shares of Common Stock (the "Shares") outstanding. Holders of Shares authorized to vote are entitled to cast one vote per Share on all matters. The holders of a majority of the Shares outstanding and entitled to vote must be present in person or represented by proxy to constitute a quorum. Shares as to which authority to vote is withheld and abstentions will be counted in determining whether a quorum exists.

      Under Delaware law, directors are elected by the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote in the election at a meeting at which a quorum is present. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received more votes than the persons, if any, nominated for the same seat on the Board of Directors.

      Approval of the proposal to adopt the Stock Option Plan, as well as any other matter that may properly come before the Annual Meeting, requires the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on such matter at a meeting at which a quorum is present. Abstentions will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of votes against such proposals. Broker non-votes, those shares held by a broker or nominee as to which such broker or nominee does not have discretionary voting power, will not be counted as votes for or against approval of such matters.

      With respect to any other matters that may come before the Annual Meeting, if proxies are executed and returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in the best interests of the Company and its stockholders.

                PROPOSAL I - ELECTION OF DIRECTORS

      Prior to its initial public offering, the Company's stockholders adopted a Certificate of Incorporation providing for a classified Board of Directors. Pursuant to the Certificate of Incorporation, the Board of Directors must be separated into three classes, each consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Company's Bylaws set the number of directors of the Company at five, and accordingly, the first, second and third classes of directors consist of one, two and two directors, respectively. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the directors in Class II, Messrs. Richard T. Brock and Ira D. Cohen, expires at the Annual Meeting. The Board of Directors proposes that Messrs. Brock and Cohen be re-elected to Class II for a new term of three years expiring in 2001 and until their successors are duly elected and qualified.

      All Shares represented by properly executed proxies received in response to this solicitation will be voted in connection with the election of the Class II directors as specified therein by the stockholders. Unless otherwise specified in the proxy, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Messrs. Brock and Cohen to the Board of Directors. Both Mr. Brock and Mr. Cohen have consented to serve as a director of the Company if elected. If at the time of the Annual Meeting a nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card may be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

      Stockholders may withhold their votes from a nominee by so indicating in the space provided on the enclosed proxy card.

Director Nominees Biographical Information

      Set forth below is certain biographical information furnished to the Company by its directors, including Richard T. Brock and Ira D. Cohen, the director nominees for the Company's Class II directorships. Messrs. Brock and Cohen are proposed for election at this Annual Meeting to serve a term expiring in the year 2001. Messrs. Brock and Cohen currently serve as directors of the Company.

RICHARD T. BROCK
Age:  50
Class II Director - Term Expires 1998

      Mr. Brock has served as a director of the Company since August 1993. In 1984, Mr. Brock founded the predecessor of Firstwave Technologies, Inc. ("Firstwave Technologies"), a publicly-held provider of sales and marketing automation software, for which he has served in various capacities, including Chairman of the Board, Chief Executive Officer and President, since 1984. He serves as the Chairman of the Board of Firstwave Technologies and as the founding partner of Brock Capital Partners, a privately-held venture capital fund. He also founded and formerly served as Chief Executive Officer of Management Control Systems, Inc. Mr. Brock is a nationally-recognized developer, author and speaker on sales, marketing and service automation and business development strategy.

IRA D. COHEN
Age:  46
Class II Director - Term Expires 1998

      Mr. Cohen has been a director of the Company since February 1995. Since 1988, Mr. Cohen has served as the Managing Director of Updata Group, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry. Mr. Cohen founded Updata Software, Inc., and from 1986 to 1988 served as that Company's Chief Financial Officer. Mr. Cohen is also a director of Computer Learning Centers, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
   FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE IN
                      THE CLASS NOTED ABOVE.

Biographical Information Concerning Other Directors

LARRY G. BLACKWELL
Age:  57
Class III Director - Term Expires 1999

      Dr. Blackwell, the founder of the Company, has served as Chairman of the Board, Chief Executive Officer and President of the Company from its inception in 1986 until the present. Prior to founding the Company, he was President of the Datastream Systems Division of a subsidiary of Wisconsin Power & Light. He also co-founded and formerly served as Chairman of the Board of EDI Technology Companies, an environmental process engineering consulting company. Dr. Blackwell is a registered Professional Engineer in Illinois, Pennsylvania and South Carolina and was named Inc. magazine's 1994 "Entrepreneur of the Year" in the Master Entrepreneur category for the State of South Carolina. Dr. Blackwell has been a member of the Board of Directors of Emergent Group, Inc. ("Emergent Group") since 1997.

JOHN M. STERLING, JR.
Age:  60
Class III Director - Term Expires 1999

      Mr. Sterling has served as a director of the Company since February 1986. He has also served as the Chairman of the Board of Directors and Chief Executive Officer of Emergent Group since December 1990 and served as President of Emergent Group from December 1990 to August 1996. Mr. Sterling has also served as President of Palmetto Seed Capital Corp. from September 1993 to the present and served as a General Partner of Reedy River
Ventures Limited Partnership ("Reedy River") from 1981 until August 1995. Reedy River provided venture capital financing to the Company to fund its early development, and Mr. Sterling originally served on the Board of Directors of the Company pursuant to that relationship. Mr. Sterling is the father of John M. Sterling, III, an executive officer of the Company.

KENNETH D. TRACY
Age:  55
Class I Director - Term Expires 2000

      Dr. Tracy has served as a director of the Company since 1990. He currently serves as Vice President-Environmental Technology for Warner-Lambert Company, a position he has held since February 1991. From 1984 to 1991, he held positions of increasing responsibility with Air Products and Chemicals, Inc., including Director of Research from January 1990 to February
1991. Prior to joining Air Products, Dr. Tracy was a principal in the EDI Technology Companies, where he was involved with process engineering consulting as well as software design and sales.


Additional Information Concerning The Board Of Directors

      The Company's Board of Directors held five meetings during fiscal 1997. During fiscal 1997, the Board had an Audit
Committee and a Compensation Committee, but did not have a Nominating Committee. No director attended less than 75% of the aggregate number of meetings of the Board and the committees of the Board on which he served that were held during his term as a director of the Company.

      Committees  of the Board of  Directors.  In  connection  with its initial public offering in March 1995, the Company established an Audit Committee and a Compensation Committee. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. It consists of Messrs. Cohen (Chairman), Sterling and Tracy. In fiscal 1997, the Audit Committee held one meeting.

      The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for senior management of the Company (including annual bonus compensation), recommendations concerning the adoption of any compensation plans in which management is eligible to participate and grants of stock options or other benefits under such plans. It consists of Messrs. Brock (Chairman), Sterling and Tracy. The Compensation Committee held one meeting in fiscal 1997.

      Compensation of Directors. The Company's Board of Directors is comprised of five members. In fiscal 1997, non-management directors received an annual retainer of $7,000 and were reimbursed for expenses incurred in connection with attendance at meetings of the Board of Directors or committees thereof. The Company also has adopted a Stock Option Plan for Directors, which provides for an annual automatic grant of options to purchase 2,000 shares of Common Stock to non-management directors.


Executive Officers

      The executive officers of the Company serve at the discretion of the Board of Directors and presently include Mr.
Blackwell, John Fury Christ, Daniel H. Christie and John M. Sterling, III. See "Biographical Information Concerning Other Directors" for information about Mr. Blackwell.

JOHN FURY CHRIST
Vice President of Development and Chief Technology Officer
Age:  42

      Dr. Christ served as Manager of Development of the Company from May 1992 to December 1994, and has held the position of Vice
President of Development since December 1994. In January 1997, Dr. Christ was named Chief Technology Officer of the Company. Prior to joining the Company on a full-time basis, Dr. Christ served as President of Positech, Inc. from January 1990 to May 1992. During this period, Positech was awarded a Small Business Innovative Research Contract for the application of neural networks in support of the U.S. Government's Strategic Defense Initiative. From 1988 to 1990, Dr. Christ provided contract software development services to the Company. Dr. Christ holds B.S. and Master of Science degrees in Electrical and Computer Engineering, and a Ph.D. in Computer Science, all from Clemson University.

DANIEL H. CHRISTIE
Chief Financial Officer
Age:  45

      Mr. Christie served as Controller of the Company from July 1993 to December 1994, and has held the position of Chief
Financial Officer since December 1994. Prior to joining the Company, from 1991 to 1993, Mr. Christie served as Group Finance Manager for Digital Equipment Corporation. From 1989 to 1991, Mr. Christie also served as Digital Equipment's PWB Group Cost and Budgets Manager and the Plant Controller for Digital Equipment's Printed Wiring Board Advanced Technology Center in
Greenville, South Carolina. He presently serves as a director and as the President and Treasurer of Vaughn-Russell Candy Co. Mr. Christie holds an A.B. degree in Economics from Colgate University and an M.B.A. in Accounting/International Finance from Cornell University.

JOHN M. STERLING, III
Vice President of International
Age:  36

      Mr. Sterling has served as the Company's Vice President of International since September 1997, overseeing the Company's European operations. Prior to holding such position, Mr.
Sterling served as the Company's Managing Director of European Operations from February through August 1997. Mr. Sterling also served as the Company's Vice President of Sales from 1989 to January 1997. Prior to joining Datastream, Mr. Sterling was a Regional Sales Manager for Silicon Valley Products. Mr. Sterling holds a B.S. degree in Political Science from The Citadel. Mr.
Sterling is the son of John M. Sterling, Jr., one of the Company's directors.

Compliance with Section 16(a) of the Securities Exchange Act of
1934

      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and persons who own beneficially more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to furnish the
Company with copies of all such forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, its directors, executive officers and greater than 10% stockholders complied during fiscal 1997 with all applicable Section 16(a) filing requirements, except for a Form 4 for Mr. John Fury Christ for the month of April 1997. Such Form 4 was filed to report the purchase of 7,500 shares of Common Stock by Mr. Christ in that month and, due to an administrative oversight, was filed one month after the deadline for filing such form.


Beneficial Ownership Of Common Stock

The following table sets forth information concerning (i) those persons known by management of the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) the directors of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table included elsewhere herein and (iv) all directors and executive officers of the Company as a group. Such information is provided as of April 15, 1998. According to rules adopted by the SEC, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                          Amount and
                                            Nature
                                        of Beneficial     Percent
Name of Beneficial Owner                  Ownership       of Class
------------------------                  ---------       --------
Larry G. Blackwell..................     3,466,900(1)      18.4%
John M. Sterling, III...............       498,208(2)       2.6%
John F. Christ......................        74,863(3)        *
John M. Sterling, Jr................       141,072(4)        *
Richard T. Brock....................        16,000(5)        *
Kenneth D. Tracy....................        14,000(6)        *
Ira D. Cohen........................         3,000(7)        *
All current directors and
  executive officers as a
  group (8 persons).................     4,271,719(8)      22.3%

(1) Includes 67,086 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998. Mr. Blackwell's address is that of the Company.
(2) Includes 93,332 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998.
(3) Includes 66,667 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998.
(4) Includes 12,000 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998.
(5) Includes 12,000 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998.
(6) Includes 12,000 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998 and 2,000 shares of Common Stock to which Mr. Tracy shares voting and investment power with his spouse.
(7) Represents 3,000 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998.
(8) Includes 313,009 shares of Common Stock subject to options exercisable on or within 60 days after April 15, 1998.


                      EXECUTIVE COMPENSATION


      Pursuant to SEC rules for proxy statement disclosure of executive compensation, the Compensation Committee of the Board of Directors of the Company has prepared the following Report on Executive Compensation. The Committee intends that this report clearly describe the current executive compensation program of the Company, including the underlying philosophy of the program and the specific performance criteria on which executive compensation is based. This report also discusses in detail the compensation paid to the Company's Chief Executive Officer, Mr. Larry G. Blackwell, during 1997.

Report On Executive Compensation

      The Compensation Committee, whose members are Messrs. Brock (who serves as Chairman), Sterling and Tracy, was established in connection with the Company's initial public offering. It is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers, as well as for administering the Company's Employee Stock Purchase Plan and stock option plans. Each member of the Compensation Committee is a non-employee director.

      Compensation Policy. The Compensation Committee meets annually to review the levels and types of compensation established for the Company's executive officers during the prior year. This review is based generally upon (i) an evaluation of each executive officer's ability to contribute to the success of the Company as a publicly-held entity and (ii) the desire to have some portion of each executive officer's compensation be incentive  in  nature.  After  the end of  1997,  the  Compensation
Committee  met to  review  and  approve  management's  compensation recommendations for 1998. At that time, the Compensation Committee made certain adjustments to the salary component of the compensation packages of its senior executives, primarily to reflect their increased responsibilities as officers of a public company. In making these and other compensation decisions, the Compensation Committee seeks to integrate the Company's annual and long-term performance goals into the Company's executive compensation structure. Specifically, the Company's executive compensation policy is designed to:

o Provide compensation levels that are consistent with the Company's business plan, financial objectives and operating performance;

o Reward performance that facilitates the achievement of the Company's business plan goals;

o     Motivate    executives   to   achieve   strategic   operating
      objectives;

o Provide a compensation package for key employees that is competitive with comparable arrangements made with other executives in the software industry; and

o Align the interests of the Company's executives with those of its stockholders and the long-term interests of the Company by providing long-term incentive compensation in the form of stock options.

      The Compensation Committee has adopted a three-tiered approach to executive compensation that involves base salaries, short-term incentive awards in the form of cash bonuses and long-term incentive awards in the form of stock options. The procedure used to determine the level of each of these components is discussed in more detail below.

      Base Salaries. In preparing its recommendations to the Compensation Committee, management typically reviews one or more studies or reports provided by compensation consulting or major accounting firms that indicate base salary levels for officers of other public companies in the software industry holding the same or similar positions as the executive officers of the Company. These companies are not necessarily the same companies whose performance is compared to that of the Company in the Performance Graph included herein. In light of such data, a salary level for each officer is recommended based on the officer's experience level, the scope and complexity of the position held and the officer's performance during the past year, as measured against the average salary for comparable positions as indicated by the studies described above. In reviewing management's recommendations and making compensation decisions, the Compensation Committee also takes into account management's desire for the Company to be a low-cost provider of software solutions to the maintenance, repair and operations industry, which requires the Company to keep close control of its selling, general and administrative expenses. Accordingly, base salaries range from approximately 70% to 80% of the average salaries indicated by such studies for comparable positions, although the Compensation Committee retains the discretion to set base salaries higher than this range if necessary to attract and retain exceptional employees.

      Short-Term Incentive Compensation -- Cash Bonuses. The goal of the short-term incentive component of the Company's compensation packages is to place a significant portion of each officer's compensation at risk to encourage and reward a high level of performance each year. For 1997, criteria were applied that differed for each executive depending primarily on the responsibilities of that position. For example, the short-term incentive compensation of the Company's Vice President of International was primarily a function of the Company's achievement of certain international revenue goals, the Company's Vice President of Development was compensated primarily upon achievement of certain software release dates and the Company's Chief Financial Officer was compensated primarily upon the level of the Company's expenses. However, at the recommendation of management, the Compensation Committee did not award any cash incentive bonuses to any executive officers for 1997.

      For 1998, the Compensation Committee intends to agree on certain pre-determined criteria for awarding bonuses for each of the members of the Company's executive management team. For the Company's executive officers, these criteria are expected to depend principally on the Company's overall performance for the year (determined primarily based on the Company's achievement of its earnings per share goals for the year) and, to a lesser degree, on each executive's own performance as evaluated subjectively by the Compensation Committee. The Compensation Committee intends to seek to establish short-term incentive compensation levels for 1998 at approximately 30% to 40% of each executive's salary, assuming that the Company and each executive is successful in meeting all of its and his budget objectives. Under the Company's bonus system, it is also possible for an executive to receive a partial bonus based on partial achievement by the Company and/or the executive of the bonus criteria.

      Long-Term Incentive Compensation -- Stock Options. The goal of the long-term incentive component of the Company's compensation packages is to secure, motivate and reward officers and to align their interests with the interests of the stockholders through the grant of stock options. Under the Company's stock option plans, the Compensation Committee is authorized to grant incentive and non-qualified stock options to key employees. The number of options granted is based upon the position held by the individual, his or her performance, the prior level of equity holdings by the officer and the Compensation Committee's assessment of the officer's ability to contribute to the long-term success of the Company. The Compensation Committee receives and takes into account data provided by any compensation reports available to it regarding executives in comparable positions and management's recommendations concerning proposed option grants. No particular weight is given to any single factor. Options granted generally vest in equal annual increments over a period of three to five years and terminate at the end of five or ten years, depending upon the terms of the grant. In 1997, Mr. Blackwell was awarded incentive stock options to purchase 7,992 shares of Common Stock at an exercise price of $8.32 per share and 5,106 shares of Common Stock at an exercise price of $9.21 per share. Mr. Blackwell also received awards of non-qualified stock options to purchase 6,008 shares of Common Stock at an exercise price of $7.57 per share and 14,894 shares of Common Stock at an exercise price of $8.38 per share. Also in 1997, Mr. John Fury Christ, the Company's Vice President of Development and Chief Technology Officer; Mr. John M. Sterling, III, the Company's Vice President of International; and Mr. Daniel H. Christie, the Company's Chief Financial Officer, were each awarded incentive stock options to purchase 14,000 shares and 11,236 shares of Common Stock at exercise prices of $7.57 and $8.38 per share, respectively, and a non-qualified stock option to purchase 8,764 shares of Common Stock at an exercise price of $8.38 per share.

      Compensation of the Chief Executive Officer. Mr. Blackwell's salary for 1997 was $186,851, an amount deemed by the Compensation Committee to be consistent with the level of compensation for chief executive officers of software companies with revenues of between $130 million and $200 million. As was the case with the Company's other executive officers, Mr. Blackwell did not receive any cash bonus for 1997. The formula for determining Mr. Blackwell's cash bonus for 1998 has not yet been finalized, but it is expected to be structured so that it is primarily dependent upon percentage increases in the value of the Company's Common Stock.

      Limitations  on  Deductibility  of  Compensation.  Under  the
1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both
deductible   and   excluded  for   purposes  of   calculating   the
$1,000,000  base.  Although  the  Compensation  Committee  does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers and will seek, where possible, to maintain the deductibility of any such payments.

                                              Richard T. Brock
                                              John M. Sterling, Jr.
                                              Kenneth D. Tracy

      The Above Report on Executive Compensation of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated by reference as a result of any general incorporation by reference of this Proxy Statement or any part hereof in the Company's 1997 Annual Report to Stockholders or its Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of the Board of Directors is comprised of Messrs. Brock, Sterling (Jr.) and Tracy. During fiscal 1997, the Compensation Committee did not include any member of the Board of Directors who at that time served as an officer or employee of, or a consultant to, the Company. The Company's Chief Executive Officer, Mr. Blackwell, is not a member of the Compensation Committee, but typically participates in its deliberations by making recommendations to the Compensation Committee concerning the performance of the Company's executive officers and recommendations concerning proposed adjustments to their compensation. During fiscal 1997, Mr. Blackwell served as a member of the Board of Directors of Emergent Group, for which Mr. Sterling serves as Chairman of the Board of Directors and Chief Executive Officer.


Executive Compensation Tables

                Table I - Summary Compensation Table

      The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid to the Company's Chief Executive Officer, Vice President of International and Vice President of Development during fiscal 1997 (the "Named Executive Officers"). No other executive officer earned more than $100,000 during fiscal 1997.

                                                      Long-Term
                                                     Compensation
                                                     ------------
                         Annual Compensation          Securities
                      ------------------------------- Underlying
Name and                                   Other        Options
Principal                                  Annual       (# of       All Other
Positions(s)     Year  Salary      Bonus  Compensation  shares)   Compensation
------------     ----  ------      -----  ------------  -------   ------------
Larry G.         1997 $186,851(1)   --        --         34,000     $4,750(2)
  Blackwell      1996 $176,024(1)   --        --           -        $4,750(2)
  Chairman,      1995 $168,000(1) $24,000     --        114,000     $5,544(2)
  President and
  Chief
  Executive
  Officer

John M.          1997 $103,600(3)   --        --         34,000     $3,528(2)
  Sterling, III  1996  $97,683(3)   --        --          -         $2,930(2)
  Vice President 1995  $86,378(3) $20,000     --        100,000     $3,173(2)
  of
  International

Mr. John F.      1997 $102,900(4)   --        --         34,000     $3,296(2)
  Christ         1996  $92,042(4)   --        --           -        $2,761(2)
  Vice President 1995  $80,529(4) $12,000     --        100,000     $2,776(2)
  of Development
  and Chief
  Technology
  Officer

(1)   Includes $9,500 (1996:  $9,500;  1995:  $9,240)   deferred  at
      the election of Mr. Blackwell pursuant to the Company's 401(k). Mr. Blackwell's current annual salary is $203,004.

(2) Reflects matching contributions to the Company's 401(k) paid by the Company on behalf of the executive officer.

(3)   Includes  $8,288  (1996:  $5,997; 1995:  $8,461)  deferred  at the election of Mr. Sterling pursuant to the Company's 401(k). Mr. Sterling's current annual salary is $115,000.

(4)   Includes  $7,203  (1996:  $4,749;  $1995:  $6,477) deferred at the election of Mr. Christ pursuant to the Company's 401(k). Mr. Christ's current annual salary is $115,000.


           TABLE II -- Option/SAR Grants in Fiscal 1997

This table presents information regarding options granted to the Company's Named Executive Officers during fiscal 1997 to purchase shares of the Company's Common Stock. The Company has no outstanding stock appreciation rights (SARs) and granted no SARs during fiscal 1997. In accordance with SEC rules, the table shows the hypothetical gains or option spreads that would exist for the respective options based on assumed rates of annual compound stock price growth of 5% and 10% from the date the options were granted over the full option term.

                             Individual Grants
              ---------------------------------------
                            % of                          Potential
                           Total                          Realizable
                Number    Options                      Value at Assumed
                  of      Granted                      Annual Rates of
              Securities    to                            Stock Price
              Underlying Employees Exercise              Appreciation
               Options      in      or Base           for the Option Term
               Granted    Fiscal    Price  Expiration -------------------
  Name          (#)        Year   ($/Share)   Date       5%        10%
  ----          ---        ----   ---------   ----       --        ---
Mr. Blackwell..  7,992    0.47%     $8.32     5/5/02   $18,371   $40,595
                 6,008    0.35%     $7.57     5/5/07   $28,602   $72,484
                 5,106    0.30%     $9.21     7/1/02   $12,992   $28,710
                14,894    0.88%     $8.38     7/1/07   $78,493  $198,918
    Total...... 34,000    2.01%

Mr. Christ..... 14,000    0.83%     $7.56     5/5/07   $66,562  $168,682
                20,000    1.18%     $8.38     7/1/07  $105,403  $267,111
    Total...... 34,000    2.01%

Mr. Sterling... 14,000    0.83%     $7.56     5/5/07   $66,562  $168,682
                20,000    1.18%     $8.38     7/1/07  $105,403  $267,111
    Total...... 34,000    2.01%


           TABLE III -- Option Exercises in Fiscal 1997 and Fiscal 1997 Year-End Option Values

The following table shows the number of options exercised during fiscal 1997 and the number of shares of Common Stock subject to exercisable and unexercisable stock options held by the Company's Named Executive Officers as of December 31, 1997. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $15.50, which was the closing sales price of a share of Common Stock reported on the Nasdaq National Market as of December 31, 1997 (the last trading day of the Company's fiscal year).

                                   Number of                Value of
                                  Securities               Unexercised
            Shares                Underlying              In-the-Money
           Acquired               Unexercised                Options
              On      Value        Options at                  at
           Exercise Realized      Year-End (#)             Year-End(1)
 Name        (#)      ($)   Exercisable Unexercisable Exercisable Unexercisable
 ----        ---      ---   ----------- ------------- ----------- -------------

Mr. Blackwell --      --        47,086    100,914       $494,541    $962,485
Mr. Christ    --      --        40,000     67,334       $394,135    $607,299
Mr. Sterling  --      --        66,665     67,335       $707,455    $607,305

(1) The value of unexercised in-the-money options at December 31, 1997 is calculated as follows: [(Per Share Closing Sales Price on December 31, 1997) - (Per Share Exercise Price)] X Number of Shares Subject to Unexercised Options. The closing sales price reported by the Nasdaq National Market of the Company's Common Stock for December 31, 1997 was $15.50 per share.

Performance Graph

      The following indexed line graph indicates the Company's total return to stockholders from March 29, 1995, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to March 31, 1998, as compared to the total return for the Nasdaq Composite Index and an index for publicly traded companies in the software industry based on Standard Industrial Classification 737 for the same period.




      PERFORMANCE GRAPH GOES HERE






           3/29/95 6/30/95 9/29/95 12/29/95 3/29/96 6/28/96 9/30/96 12/31/96
           ------- ------- ------- -------- ------- ------- ------- --------
Nasdaq     $100.00 $114.31 $128.08 $129.64  $135.68 $146.76 $151.98  $159.45
SIC 737    $100.00 $118.57 $129.52 $135.34  $141.68 $157.48 $160.61  $167.01
Datastream $100.00 $158.35 $303.33 $253.33  $290.00 $470.00 $403.33  $240.00


                        3/31/97 6/30/97 9/30/97 12/31/97 3/31/98
                        ------- ------- ------- -------- -------
             Nasdaq     $150.81 $178.45 $208.65 $195.72  $229.05
             SIC 737    $155.02 $198.78 $217.39 $205.20  $271.22
             Datastream $213.33 $206.67 $498.75 $413.33  $590.00

              PROPOSAL 2 -- APPROVAL OF THE PROPOSAL
               TO ADOPT THE DATASTREAM SYSTEMS, INC.
                      1998 STOCK OPTION PLAN


   On May 8, 1998, the Board of Directors adopted and recommended for submission to the Company's stockholders for their approval the Stock Option Plan. The purpose of the Stock Option Plan is to (i) provide incentives to selected employees and consultants of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company, (ii) encourage stock ownership by selected employees and consultants by providing them with a means to acquire a proprietary interest in the Company and (iii) provide a means of obtaining, rewarding and retaining valuable employees and consultants. The Board has reserved 500,000 shares of Common Stock for grants of options under the Stock Option Plan.

   The primary features of the Stock Option Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the Stock Option Plan, the full text of which is set forth as Appendix A to this Proxy Statement.

Stock Option Plan Summary and Other Information

   General. Under the Stock Option Plan, options may be granted to employees and consultants of the Company and its Subsidiaries (as defined in the Stock Option Plan), provided, however, that an incentive stock option may only be granted to an employee of the Company or a Subsidiary. Presently, there are approximately 481 persons eligible to receive grants of options under the Stock Option Plan, subject to the Compensation Committee's approval of individual grants.

   The   Stock   Option   Plan   offers   to   these   participants
("Participants" or, individually, a "Participant") the opportunity to purchase shares of Common Stock through stock options  granted  to them  under the  Stock  Option  Plan.  A stock option entitles the optionee to purchase shares of Common Stock from the Company at the exercise price for that stock option. Two types of options - incentive stock options ("ISOs") and non-qualified stock options - may be granted under the Stock
Option Plan. The two types of options differ primarily in the tax consequences associated with the exercise of an option and the disposition of the shares of Common Stock received upon exercise of an option. See "--Certain Federal Income Tax Consequences." No Participant may be granted options that relate to more than 200,000 shares of Common Stock during any one-year period.

   Grants   Under  the  Stock   Option   Plan.   The   Compensation
Committee, which is comprised of two or more Non-Employee Directors (as defined in the Stock Option Plan) appointed by the Board of Directors, administers the Stock Option Plan and designates Participants to whom options are granted, specifies whether the option is intended to be an ISO or a non-qualified stock option and specifies the number of shares of Common Stock subject to each option. All options granted under the Stock Option Plan are evidenced by stock option agreements ("Stock
Option Agreements" or, individually, a "Stock Option Agreement") that are subject to the applicable provisions of the Stock Option Plan and to such other terms, conditions and restrictions as the
Compensation Committee may determine to be appropriate. At the time any ISO granted under the Stock Option Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Common Stock purchased pursuant to the ISO to clearly identify them as representing the shares purchased upon the exercise of an ISO.

   In the case of ISOs, the aggregate Fair Market Value (as defined in the Stock Option Plan) of Common Stock with respect to which stock options intended to be ISOs become exercisable for the first time by an individual during any calendar year under all plans of the Company and its subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the ISOs granted under the Stock Option Plan that cause the limitation to be exceeded are treated as non-qualified stock options.

   The Compensation Committee has not yet determined which employees or consultants of the Company will receive options under the Stock Option Plan or the number of shares of Common
Stock underlying any such grants. However, set forth below is the number of incentive and non-qualified stock options that had been granted to certain employees of the Company under the Company's Amended and Restated 1995 Stock Option Plan and that remained outstanding as of December 31, 1997. The closing sales price reported by the Nasdaq National Market of the Company's Common Stock on May 5, 1998 was $20.88 per share.

                                   Incentive       Non-qualified
Name                            Options Granted   Options Granted
Larry G. Blackwell..........       121,522(1)         26,478(2)
John F. Christ..............        78,570(2)         28,764(2)
John M. Sterling, III.......       105,236(2)         28,764(2)
All Executive Officers
 as a Group (4 Persons).....       383,898(3)        112,770(2)
All Other Employees(4)......     1,066,130(5)        895,358(5)
______________________
(1) Options granted become exercisable in one-fifth increments on the first, second, third, fourth and fifth anniversaries of the date of grant and expire five years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company.

(2) Options granted become exercisable in one-third increments on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company.

(3) 121,522 of such options granted become exercisable in one-fifth increments on the first, second, third, fourth and fifth anniversaries of the date of grant and expire five years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company. The remainder of such options become exercisable in one-third increments on the first, second and third anniversaries of the date of grant and expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company.

(4)   These  figures   represent  (i)   grants  of  options  to  39
   employees in connection with the Company's initial public offering that are still outstanding and (ii) grants of options to 312 employees thereafter that are still outstanding. This figure was adjusted to reflect both the recapture of 148,968 options pursuant to employee terminations and the exercise of 280,384 options by employees as of December 31, 1997.

(5) Options granted become exercisable in varying annual increments following the date of grant and expire ten years from the date of grant or earlier if the optionee dies or ceases to be employed by the Company.

   Exercise Price. The price per share for Common Stock purchased upon the exercise of an option granted under the Stock Option Plan (the "exercise price") is determined by the Compensation
Committee on the date the option is granted and set forth in the applicable Stock Option Agreement. The exercise price of an ISO generally may not be less than the Fair Market Value of a share of Common Stock on the date the option is granted. With respect to each grant of an ISO to a Participant who beneficially owns more than 10% of the combined voting power of the Company or any of its Subsidiaries (determined by applying certain attribution rules), the exercise price may not be less than 110% of the Fair Market Value of the Common Stock on the date the option is granted. The preceding exercise price requirements do not apply to non-qualified stock options.

   Exercise and Payment. An option may be exercised in accordance with the Stock Option Plan and such other terms and conditions as the Compensation Committee may prescribe. Each option is exercisable by the Participant at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Compensation Committee shall specify in the Stock Option Agreement; provided, however, that subsequent to the grant of an option, the Compensation Committee, at any time before complete termination of such option, may accelerate the time or times at which such option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the option, or any portion thereof, for all or part of the remaining option term, notwithstanding any provision of the Stock Option Agreement to the contrary. Further, upon a "Change of Control" of the Company (as defined in the Stock Option Plan), any outstanding stock options granted under the Stock Option Plan will become immediately exercisable in full.

   The maximum period during which an ISO may be exercised is determined by the Compensation Committee on the date of grant, but may not be longer than ten years, provided that, any ISO granted to a Participant who beneficially owns more than 10% of the combined voting power of the Company or any of its Subsidiaries (determined by applying certain attribution rules) may not be exercisable after the expiration of five years after the date of grant. The term of any ISO or non-qualified stock option is as specified in the applicable Stock Option Agreement. The preceding term requirements do not apply to non-qualified stock options. An option is deemed to be exercised on the date that the exercise price is paid to the Company.

   The exercise price must be paid in cash or a cash equivalent authorized by the Compensation Committee in the Stock Option Agreement. If the Stock Option Agreement so provides, the payment of all or part of the exercise price may be made by surrendering shares of Common Stock that have been owned by the Participant for at least six months prior to the date of exercise to the Company, provided that the shares surrendered have a Fair Market Value (determined as of the day preceding the date of exercise) that is not less than the exercise price or part thereof. The exercise price may also be paid by having the Company withhold a number of shares, the Fair Market Value of which is sufficient to satisfy the exercise price or part thereof.

   Administration. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Compensation Committee members generally may not be employees of or consultants to the Company or its Subsidiaries and serve at the pleasure of the Board of Directors. All members of the Compensation Committee serve for such terms as the Board of Directors determines and are appointed and may be removed only by the Board of Directors. The Compensation Committee has the authority to interpret all provisions of the Stock Option Plan; to prescribe the form of Stock Option Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Stock Option Plan; and to make all other determinations necessary or advisable for the administration of the Stock Option Plan. The Compensation Committee's determinations under the Stock Option Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, grants under the Stock Option Plan (whether or not such persons are similarly situated).

Certain Federal Income Tax Consequences

   The following discussion outlines the federal income tax consequences of participation in the Stock Option Plan. Individual circumstances may vary these results. The federal income tax law and regulations are frequently amended, and each Participant should rely on his or her own tax counsel for advice regarding the federal income tax consequences of participation in the Stock Option Plan.

   Federal Income Tax Treatment of ISOs. A Participant generally will not recognize taxable income on the grant or the exercise of an ISO (although the exercise of an ISO can increase the Participant's alternative minimum tax liability, which can result in additional income taxes from the exercise of an ISO). A Participant will recognize taxable income if and when he disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after the shares are transferred to the Participant on exercise of the ISO (the "ISO holding period"), the Participant will recognize as capital gain or loss the difference between the amount realized from disposition of the Common Stock and the Participant's tax basis in that Common
Stock. A Participant's tax basis in the Common Stock generally is the cash the Participant paid for the stock on exercise of the ISO.

   If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period (a "disqualifying disposition"), a Participant generally will recognize as ordinary income in the year of the disqualifying disposition the difference between the Fair Market Value of the Common Stock on the date of exercise of the ISO and the exercise price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the Participant held the shares of Common Stock.

   A special rule applies to a disqualifying disposition of Common Stock in which the amount realized on the disposition is less than the Fair Market Value of the Common Stock on the date of exercise of the ISO. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Stock and the exercise price in lieu of the ordinary income amount described above for a disqualifying disposition. Any additional loss will be treated as a long-term or short-term capital loss, depending on the length of time the Participant held the shares of Common Stock.

   The Company generally will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. In the event a Participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period, the Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the Participant.

   Federal Income Tax Treatment of Non-qualified Options. A Participant generally will not recognize any taxable income on the grant of a non-qualified stock option. On the exercise of a non-qualified stock option, where the Participant pays the exercise price in cash, a Participant will recognize as ordinary income the difference between the Fair Market Value of the Common Stock acquired and the exercise price. A Participant's tax basis in Common Stock acquired upon the exercise of a non-qualified stock option is the cash paid for the stock plus any amounts included in income with respect to the stock. The Participant's holding period for the stock begins on the day the Common Stock is acquired. Any gain or loss that a Participant realizes on a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock option generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the Participant held such shares. The amount of the gain or loss will equal the difference between the amount realized on the subsequent disposition and the Participant's tax basis in his shares.

   The exercise of a non-qualified stock option generally will entitle the Company to claim a federal income tax deduction equal to the amount of ordinary income recognized by the Participant. The transfer of Common Stock to a Participant pursuant to the exercise of a non-qualified stock option will constitute wages for withholding and employment tax purposes in an amount equal to the amount of income recognized by the Participant. Accordingly, the Company will be required to withhold or obtain payment from the Participant as each Stock Option Agreement permits for the amount of required withholding and employment taxes.

   A Participant's assignment of a non-qualified stock option to a permitted assignee generally does not change the Participant's income tax consequences. The Participant will still recognize taxable income in the same manner from the permitted assignee's exercise of the non-qualified stock option. Then, the assignee will have a tax basis in the Common Stock acquired equal to the cash paid for the Common Stock plus any amounts the Participant included in income with respect to the Common Stock.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
              VOTE IN FAVOR OF THE PROPOSAL TO ADOPT
                   THE DATASTREAM SYSTEMS, INC.
                      1998 STOCK OPTION PLAN

OTHER MATTERS

      The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the Shares represented thereby in accordance with their best judgment.

                      SOLICITATION OF PROXIES

      The cost of the solicitation of proxies on behalf of the Company will be borne by the Company. The Company has engaged Corporate Investor Communications, Inc. to assist it in the proxy solicitation process and will pay such firm approximately $3,500 for its services (exclusive of postage fees). In addition, directors, officers and other employees of the Company may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. The Company will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending the Company's proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

                       INDEPENDENT AUDITORS

      The firm of KPMG Peat Marwick LLP served as the Company's independent auditors for the fiscal year ended December 31, 1997 and the Board of Directors has reappointed this firm as the Company's independent auditors for the fiscal year ending December 31, 1998. A representative of this firm is expected to attend the Annual Meeting to respond to questions from stockholders and to make a statement if he or she so desires.

           STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Any proposal that a stockholder may desire to have included in the Company's proxy materials for presentation at the 1999 annual meeting of stockholders must be received by the Company at its executive offices at 50 Datastream Plaza, Greenville, South Carolina 29605, Attention: Mr. Daniel H. Christie, on or prior to January 12, 1999.

                           ANNUAL REPORT
      The Company's 1997 Annual Report to Stockholders (which is not part of the Company's proxy soliciting material) is being mailed to the Company's stockholders with this proxy statement.

                               By order of the Board of Directors,

                               /s/  Larry G. Blackwell

                               Larry G. Blackwell
                               Chairman, President and Chief
                                 Executive Officer

Greenville, South Carolina
May 12, 1998

                                                         APPENDIX A

                     DATASTREAM SYSTEMS, INC.
                      1998 STOCK OPTION PLAN

                      SECTION I. DEFINITIONS

      Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

      1.1  "Board" means the Board of Directors of the Company.

      1.2 "Change of Control" means (i) an acquisition by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership of 50 percent or more of the total outstanding Voting Securities of the Company, other than any acquisition by the Company or any employee benefit plan that the Company sponsors, (ii) any sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company (a "business transaction"), unless, following such business transaction, more than 50 percent of the total outstanding Voting Securities of the Company (or other entity surviving such business transaction) is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of the Company immediately before such business transaction, and (iii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which following such sale or other disposition more than 50 percent of the total outstanding Voting Securities of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were beneficial owners of the Voting Securities of the Company immediately before such sale or other disposition.

      1.3 "Code" means the Internal Revenue Code of 1986, as amended.

      1.4 "Committee" means the committee consisting of two or more Non-Employee Directors appointed by the Board to administer the Plan.

      1.5 "Company" means Datastream Systems, Inc., a Delaware corporation.

      1.6 "Disposition" means any conveyance, sale, transfer, assignment, pledge or hypothecation, whether outright or as security, inter vivos or testamentary, with or without consideration, voluntary or involuntary.

      1.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      1.8 "Exercise Price" means the price per share of Stock purchasable under any Option.

      1.9 "Fair Market Value" with regard to a date means the closing price at which Stock shall have been sold on the last trading  date  prior  to  that  date  as  reported  by  the  Nasdaq
National  Market  System  (or,  if  applicable,  as  reported  by a national securities exchange selected by the Committee on which the shares of Stock are then actively traded) and published in The Wall Street Journal; provided that, for purposes of granting Options other than incentive stock options, Fair Market Value of the shares of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value. If at the time of the determination of Fair Market Value shares of Stock are not actively traded on any market described above, Fair Market Value means the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided, however, for purposes of determining the Option price per share for an incentive stock option, Fair Market Value shall be determined by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse. Fair Market Value as determined by the Committee shall be final, binding and conclusive upon each Participant.

      1.10 "Non-Employee Director" means a director who (i) is not a current employee or officer of the Company or any of its Subsidiaries, and has never been an officer of the Company or any of its Subsidiaries, (ii) does not receive compensation, either directly or indirectly, from the Company or any of its Subsidiaries for services rendered in any capacity other than as a director, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Regulation S-K 404(a) promulgated under the Exchange Act, and
(iv) is not engaged in any business relationship for which disclosure would be required pursuant to Regulation S-K 404(b) promulgated under the Exchange Act.

      1.11 "Option" means a non-qualified stock option or an incentive stock option.

      1.12 "Over 10% Owner" means an individual who at the time an incentive stock option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

      1.13 "Participant"   means  an  individual  who  receives  an
Option hereunder.

      1.14 "Plan" means the  Datastream  Systems,  Inc.  1998 Stock
Option Plan.

      1.15 "Securities Act" means the Securities Act of 1933, as amended from time to time.

      1.16 "Stock" means the Company's common stock, $.01 par value.

      1.17 "Stock Option Agreement" means an agreement between the Company and a Participant or other documentation evidencing an award of an Option.

      1.18 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      1.19 "Voting Securities" means the shares of capital stock of an entity entitled to vote generally in the election of that entity's directors.

                        SECTION 2. THE PLAN

      2.1 Purpose of the Plan. The Plan is intended to (a) provide incentive to selected employees and consultants of the Company and its Subsidiaries to stimulate their efforts toward the continued success of the Company and to operate and manage the business of the Company in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by selected employees and consultants by providing them with a means to acquire a proprietary interest in the Company; and (c) provide a means of obtaining, rewarding and retaining select employees and consultants.

      2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 4.2 hereof, 500,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time shall the Company have outstanding Options and shares of Stock issued in respect of Options granted under this Plan in excess of the Maximum Plan Shares; for this purpose, the shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Option that is forfeited or canceled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan.

      2.3 Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full authority in its discretion to determine the persons to whom Options shall be granted and the terms and provisions of Options, subject to the Plan. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Option Agreements, to accelerate the time at which Options can be exercised, and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee's decisions shall be final and binding on all Participants.

      2.4 Eligibility and Limits. Options may be granted only to employees and consultants of the Company and its Subsidiaries; provided, however, that an incentive stock option may only be granted to an employee of the Company or any Subsidiary. Only directors who are also employees of the Company may receive grants of Options under this Plan. In the case of incentive stock options, if the aggregate Fair Market Value (determined as of the date an incentive stock option is granted) of Stock with respect to which Options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, then the number of incentive stock option(s) granted under this Plan which cause the $100,000 limitation to be exceeded shall be treated as non-qualified stock option(s).

                    SECTION 3. TERMS OF OPTIONS

      3.1 Terms and Conditions of Options. No more than 500,000 shares of Stock shall be reserved and available for issuance as Options under the Plan.

           3.1.1 Number of Option Shares. The number of shares of Stock as to which an Option shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan. Notwithstanding the preceding, to the extent required under Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options may be granted during any one year period to any employee shall not exceed 200,000.

           3.1.2 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate. Each Stock Option Agreement shall be subject to the terms of the Plan and any provisions contained in the Stock Option Agreement that are inconsistent with the Plan shall be null and void.

           3.1.3 Type of Option. At the time any Option is granted, the Committee shall determine whether the Option is intended to be an incentive stock option described in Code
      Section 422 or a non-qualified stock option that is not governed by Code Section 422, and the Option shall be clearly identified as to its status as an incentive stock option or a non-qualified stock option. At the time any incentive stock option granted under the Plan is exercised, the Company shall be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an incentive stock option. An incentive stock option may only be granted within 10 years from the earlier of the date the Plan is adopted by the Board or approved by the Company's stockholders.

           3.1.4 Exercise Price. Subject to adjustment in accordance with Section 4.2 and the other provisions of this
      Section 3, the Exercise Price of an Option shall be as set forth in the applicable Stock Option Agreement. Notwithstanding the preceding, the Exercise Price under an incentive stock option shall not be less than the Fair Market Value of the underlying Stock on the date the Option is granted, and with respect to each grant of an incentive stock option to a Participant who is an Over 10% Owner, the Exercise Price shall not be less than 110% of the Fair Market Value of the underlying Stock on the date the Option is granted.

           3.1.5 Option Term. Any incentive stock option granted to a Participant who is not an Over 10% Owner shall not be exercisable after the expiration of 10 years after the date the Option is granted. Any incentive stock option granted to a Participant who is an Over 10% Owner shall not be exercisable after the expiration of five years after the date the Option is granted. The term of any non-qualified stock option shall be as specified in the applicable Stock Option Agreement.

           3.1.6 Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option shall be made in any form or manner authorized by the Committee in the Stock Option Agreement, including, but not limited to,
      (i) cash, (ii) by delivery to the Company of a number of shares of Stock which have been owned by the Participant for at least six months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery; (iii) in a cashless exercise through a broker; or (iv) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price. In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion. Any such financing shall require the payment by the Participant of interest on the amount financed at a rate not less than the "applicable federal rate" under the Code. If a Stock Option Agreement so provides, the Participant may be granted a new Option to purchase a number of shares of Stock equal to the number of previously-owned shares of Stock tendered in payment for each share of Stock purchased pursuant to the terms of the Stock Option Agreement. Any such new Option shall be subject to the terms and conditions of the Stock Option Agreement pursuant to which such new Option is granted. Payment of the Exercise Price shall be made at the time the Option or any part thereof is exercised, and no shares of Stock shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder until delivery of the certificate(s) representing the Stock the Participant has purchased.

           3.1.7 Conditions to the Exercise of an Option. Each Option shall be exercisable by the Participant at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Stock Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Option Agreement to the contrary.

           3.1.8 Termination of Incentive Stock Option. With respect to an incentive stock option, in the event of termination of employment of a Participant for any reason other than death or disability, the Option or portion thereof held by the Participant which is unexercised shall expire, terminate, and become unexercisable no later than the expiration of three months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or disability ("disability" meaning "disabled" within the meaning of Code Section 22(e)(3)), one year shall be substituted for such three month period. For purposes of this Subsection 3.1.8, termination of employment of the Participant shall not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the incentive stock option of the Participant in a transaction to which Code Section 424(a) is applicable.

           3.1.9 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this
      Section 3, any Option issued in substitution for an option previously issued by another entity, which substitution occurs  in  connection  with  a  transaction  to  which  Code
      Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously-issued option being replaced thereby.

           3.1.10 Date of Grant. The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action necessary to complete the grant of the Option.

           3.1.11 Nonassignability. Options shall not be transferable or assignable except by will or by the laws of descent and distribution. Such Options shall be exercisable, during the Participant's lifetime, only by the Participant; or in the event of the death of the Participant, by the legal representatives of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will. Notwithstanding the two prior sentences, however, if the applicable Stock Option Agreement so provides, a Participant may assign all or any portion of an Option granted to him that is not an incentive stock option to (i) his spouse or lineal descendants, (ii) one or more trusts for the benefit of his spouse or lineal descendants, (iii) a partnership of which his spouse or lineal descendants are the only partners, or (iv) a tax exempt organization as described in Section 501(c)(3) of the Code, as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. In that event, the spouse, lineal descendant, trust, partnership or tax exempt organization will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such Option will continue to be subject to all of the terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such assignee may not further assign the Option except by will or by the laws of descent and distribution. Any such assignment will be permitted only if the Participant does not receive any consideration therefore. Additionally, in order for an assignment by a Participant to be effective, (i) at least 30 days prior to the date of assignment, the Participant must notify the Company in writing of the date of the assignment, the Option or portion thereof to be assigned and the name, address, telephone number and social security or employer identification number of the assignee, (ii) at the time of assignment, the Participant must execute an appropriate written agreement that the Company provides to evidence the assignment and to agree to remit any applicable withholding the Company may require and (iii) at the time of assignment, the assignee pursuant to a written agreement that the Company provides must agree to be bound by the same terms and conditions that governed the Option during the period it was held by the Participant.

      3.2 Treatment of Option Upon Termination of Employment. Except as otherwise provided by Plan Subsection 3.1.8, any Option granted to a Participant whose employment with the Company has been terminated may be canceled, accelerated or continued, as provided in the applicable Stock Option Agreement, or, in the absence of such provision, as the Committee may determine. The portion of any grant exercisable in the event of continuation may be adjusted by the Committee to reflect the Participant's period of service from the date of grant through the date of the Participant's termination of employment or such other factors as the Committee determines are relevant to its decision to continue the award.

                   SECTION 4. GENERAL PROVISIONS

      4.1 Withholding. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall require the recipient to remit to the Company, as a condition to exercising the Option, an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Participant may pay the withholding tax: (i) in cash;
(ii) if the Stock Option Agreement so provides, by delivery to the Company of a number of shares of Common Stock which has been owned by the Participant for at least six months prior to the date of exercise which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of an Option; or
(iii) if the Stock Option Agreement so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date is sufficient to satisfy federal, state and local, if any, withholding taxes arising from exercise of an Option (clauses (ii) and (iii) each being a "Withholding Election"). A Participant may make a Withholding Election only if both of the following conditions are met:

           4.1.1 The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

           4.1.2 Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

      4.2  Changes in Capitalization; Merger; Liquidation.

           4.2.1 The number of shares of Stock reserved for the grant of Options; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option; and the Exercise Price of each outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares of Stock or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

           4.2.2 In the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company, the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate to reflect such sale, exchange, merger, consolidation, reorganization, tender offer or other similar business transaction including, without limitation, the substitution of new awards, the termination or adjustment of outstanding awards, the acceleration of awards, or the removal of restrictions on outstanding awards. Notwithstanding the foregoing sentence, however, in the event of or in anticipation of a sale, exchange, merger, consolidation, reorganization, tender offer for shares of Stock or other similar business transaction involving the Company that would result in a Change of Control, any Option granted hereunder shall become immediately exercisable in full, and shall remain so, regardless of any provisions contained in the applicable Stock Option Agreement with respect thereto limiting the exercisability of the Option for any length of time or terminating the Option prior to the expiration of its remaining term, subject to all the terms hereof and of the Stock Option Agreement with respect thereto not inconsistent with this sentence. Any adjustment pursuant to this Section
      4.2 may provide, in the Committee's discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option, but shall not otherwise diminish the then-current value of the Option.

           4.2.3 The existence of the Plan and the Options granted pursuant to the Plan shall not limit or otherwise adversely affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

      4.3 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an Option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Option or the exercise of rights thereunder.

      4.4 Compliance with Code. All incentive stock options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all incentive stock options granted hereunder shall be construed in such a manner as to effectuate that intent. However, no Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. A Participant shall notify the Company of any sale or other Disposition of Stock acquired pursuant to an incentive stock option if such sale or other Disposition occurs (i) within two years of grant of the incentive stock option or (ii) within one year of the issuance of the Stock to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

      4.5 Right to Terminate Employment. Nothing in the Plan or in any Option shall confer upon any Participant the right to continue as an employee or consultant of the Company or any Subsidiary or affect the right of the Company or any Subsidiary to terminate the Participant's employment or other relationship with the Company or any Subsidiary at any time.

      4.6 Non-alienation of Benefits. Other than as specifically permitted in Section 3.1.11, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so other than as specifically permitted thereunder shall be void. No such benefit shall, prior to receipt, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the recipient.

      4.7 Restrictions on Delivery and Sale of Shares; Legends. Each Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Option, the assignment of such Option or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Option may be withheld unless and until such listing, registration or qualification shall have been affected. If a registration statement is not in effect under the Securities Act, or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Options then outstanding, the Committee may require, as a condition of assignment or exercise of the Option or as a condition to any other delivery of Stock pursuant to an Option, that the Participant or other recipient of an Option represent, in writing, that the shares received pursuant to the Option are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to an Option such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

      4.8 Termination and Amendment of the Plan. The Board at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws. No such termination or amendment without the consent of the Participant holding an Option shall adversely affect the rights of such Participant with respect to such Option.

      4.9 Choice of Law. The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law.

      4.10 Effective Date of Plan. The Plan became effective on May 8, 1998, the date of its approval by the Board, subject, however, to the subsequent approval of the Plan by the Company's stockholders within twelve months after the Board's approval of the Plan.

                                                         APPENDIX B

               THIS PROXY IS SOLICITED ON BEHALF OF
        THE BOARD OF DIRECTORS OF DATASTREAM SYSTEMS, INC.

      The undersigned stockholder(s) of Datastream Systems, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 12, 1998, and hereby appoints Larry G. Blackwell and Daniel H. Christie, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of the Company to be held at 2:00 p.m. Eastern Standard Time on Friday, June 12, 1998 at The Embassy Suites Hotel, 670 Verdae Boulevard, Greenville, South Carolina, 29607, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1) To elect the nominees listed below to serve as Class II directors of the Company for a term ending in 2001:

                 Richard T. Brock and Ira D. Cohen

          FOR the nominees              WITHHOLD authority to
          listed above, except          vote for both of the
          as indicated below.           nominees listed above.

           *To withhold authority for any individual nominee, mark "FOR" above and write the name of the nominee as to whom you wish to withhold authority in the space below:


           _______________________________________________________

(2) To approve the proposal to adopt the Company's 1998 Stock Option
        Plan.

             FOR                AGAINST                 ABSTAIN

(3) In their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the undersigned stockholder(s). If no direction is made, it will be voted FOR Proposals 1 and 2 above and as the proxies deem advisable on such other matters which may properly come before the meeting.

                               Dated
                               _______________________________,1998


                               _______________________________
                               Signature


                               _______________________________
                               Signature (if held jointly)
                               Title or authority (if applicable)

      NOTE: Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person.

Kelly Ann. Carlos                                  File No.: 50024.1
E-Mail: KCarlos@Hunton.com                         Direct Dial:(404) 888-4211


                           May 12, 1998


VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

      Re:  Datastream Systems, Inc.
           Commission File Number:  0-25590
           Definitive Proxy Materials

Ladies and Gentlemen:

      On  behalf  of  our  client,   Datastream  Systems,  Inc.,  a
Delaware  corporation  (the  "Company"),   we  hereby  include  for
electronic filing pursuant to Regulation S-T the following:

      1.    Schedule 14A Cover Page;

      2.    The Company's Letter to Stockholders;

      3.    The Notice of Annual Meeting of Stockholders;

      4.    The  Proxy   Statement   for  the  Annual   Meeting  of
            Stockholders   to  be  held   on  June  12,  1998  (the
            "Proxy Statement"); and

      5. The form of Proxy to be used for the Annual Meeting of Stockholders to be held on June 12, 1998.

      The Proxy materials will be first sent to Stockholders on or about May 12, 1998.

      Under separate cover the Company will submit, solely for the Commission's information, seven copies of the Company's 1997 Annual Report to Stockholders (the "Annual Report"), which comprises the Company's annual report to security holders required by Rule 14a-3(b) under the Securities Exchange Act of 1934, as amended. The Company will also submit three copies of the Annual Report to the Nasdaq Stock Market, Inc.

      We have been advised that the financial statements contained in the Annual Report do not reflect any significant changes in the Company's accounting practices or policies. We have also been advised that the Company intends to register the 500,000 shares under the Datastream Systems, Inc. 1998 Stock Option Plan
(proposal  2  of  the  Proxy  Statement)  pursuant  to a  Form  S-8
Registration   Statement  to  be  filed  with  the  Securities  and
Exchange Commission.

      If you have any questions about the enclosed documents, please contact the undersigned at 404/888-4211.


                                    Very truly yours,

                                    /s/ Kelly A. Carlos

                                    Kelly A. Carlos

Enclosures

cc:   Mr. Daniel H. Christie (via facsimile (864) 422-5000)
      Ms. Mary Margaret Dragoun (via facsimile (864) 422-5000)
      J. Stephen Hufford, Esq.
      Ms. Stacy George